United Capital Corp.
                               Subsidiary Listing

140 Corporation                      HR-Twenty Corp.
147 Corporation                      Ives Corporation
150 Corporation                      JKM Corporation
1690 Lex. Corp.                      Kentile Inc.
2911 Corporation                     Kings County Corp.
47 Boundary Corp.                    L C Corporation
521 W. 146 Corp.                     Land & Leases Corp.
627 Second Corp.                     Madison Corporation
629 Second Corp.                     Melancon Corporation
747 Middleneck Corp.                 Metex Corporation
860 Franklin Associates, Inc         Metex European Sales Corp.
9 Park Place Corp.                   Metex Export Corporation
95 Perry Corp.                       Metex International Sales Corp.
AFP Financial Corp.                  Metex Liquidation Co., Inc.
AFP Realty Corp.                     Nemo Acquisition Corp.
AFP Technologies, Inc.               Northbrook Entereprises Corp.
AFP Transformers, Inc.               Northwood Corporation
Alba Corporation                     PDK Corporation
Atwill Corporation                   Pine Equities Corporation
Avalon Corp.                         Prospect Center Corp.
Beekman Corp.                        RBS Realty Corporation
Belmont Corporation                  Schuller Corporation
BKM Corp.                            Second CEW Properties, Inc.
BPI Corp.                            Sunrise Equities Corp.
Busch Realty Corp.                   Sutton Realty Corporation
C.P. Manufacturing, Inc.             Third CEW Properties, Inc.
Cambreleng Corp.                     Toledo Corporation
Clinton-Bush Corp.                   Tri-Mart Corporation
Cedar Enterprises Corp.              Twenty-M Corporation
CEW Properties, Inc.                 Twin II  Realty Corporation
Cleethorpes Properties, Inc.         Various Equities Corp.
Cortland Enterprises Corp.           Waverly Corporation
Culver Corporation                   Wellford Corporation
D&M/Chu Technology, Inc.             West 145 Corporation
Dallas Enterprises Corp.
Del-Metex Corporation
Dorne & Margolin, Inc.
Eastside Corporation
EBMO Corporation
EKM Corporation
Fern Corporation
Franklin 850 Corporation
Greenvale Enterprises Corp.
Hadley Corporation
HHKM Realty Corp.
HJA Realty Corporation
HJB Corporation
HJM Corporation
HJSC Corporation